EXHIBIT 10.2

                                 PROMISSORY NOTE

$1,031,008.36                                                  January 28, 1997


         FOR VALUE RECEIVED, the undersigned, FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Maker"), hereby promises to pay to Suncoast Auto Brokers, Inc. and Suncoast Auto Brokers Enterprises, Inc. as joint payees hereunder(the "Payees"), the principal sum of One Million Thirty One Thousand Eight and 36/100 ($1,031,008.36) Dollars, together with interest on the outstanding principal balance hereunder accrued from the date hereof at the rate of nine (9%) percent per annum. All payments of principal and/or interest shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America

         1. PAYMENTS OF PRINCIPAL AND INTEREST.

            (a) The principal of this Note (to the extent not converted into Common Stock pursuant to paragraph 3 below) shall be due and payable on the earlier of (i) fifteen (15) days after that date on which the Maker and/or any of its corporate affiliates (including the Company named below) shall consummate an underwritten public offering of its equity securities, or (ii) December 31, 1997. All accrued interest under this Note (to the extent not converted into Common Stock pursuant to paragraph 3 below) shall be due and payable upon the final maturity of the principal of this Note.

            (b) In the event that any scheduled payment date hereunder is a day on which banks in the State of Florida are required or authorized to be closed, then the payment that would be due on such day shall instead be due and payable on the next day which is not such a non-banking day, with additional interest for such delay at the rate then in effect hereunder.

         2. PREPAYMENT.

            The Maker shall have the right, upon ten (10) days' prior written notice to the Payees, to prepay, without premium or penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of and/or accrued interest under this Note; PROVIDED, HOWEVER, that the Payees shall have the right, at all times prior to the date fixed for prepayment in the Maker's notice hereunder, to elect to convert all or any portion of the amount to be prepaid into Common Stock pursuant to paragraph 3 below.

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          3. CONVERSION.

            (a) CONVERSION. The Payees shall have the right to elect to convert all or any portion of the principal balance of and/or accrued interest under this Note into common stock (the "Common Stock") of the Maker's corporate parent, Smart Choice Holdings, Inc. or any successor ultimate corporate parent including Eckler Industries, Inc. (collectively, the "Company") as set forth in paragraph 3(b) below, at any time and from time to time on or prior to the date (the "Conversion Date") on which the Company successfully completes an underwritten public offering (the "Offering") of the Company's Common Stock. In addition to the Payees' right at any time and from time to time to initiate any conversion in a manner consistent herewith, the Company shall notify the Payees in writing that the Company has completed the Offering within five (5) days after such completion, and the Payees shall notify the Company in writing of the Payees' election to convert this Note (or any portion thereof) within five (5) days of the date on which the Company notifies the Payees that the Company has completed the Offering. Absent affirmative election by the Payees to convert, this Note shall be payable in accordance with paragraph 1 above.

            (b) MECHANICS OF CONVERSION. Upon notice to the Company of the Payees' election to convert as provided in paragraph 3(a) above, the Payees may convert into Common Stock at the Conversion Price all or any portion of the principal balance of and unpaid accrued interest under this Note as of the date of any conversion initiated by the Payees or as of the Conversion Date, as the case may be. Upon conversion, the amount to be converted (the "Conversion Amount") shall be converted into Common Stock of the Company at the rate of one share of Common Stock for each $8.75 of Conversion Amount (the "Conversion Price"). No fractional shares of Common Stock shall be issued upon conversion. In lieu of any fractional shares to which the Payees would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price. To exercise the conversion rights, the Payees shall give written notice to the Company at the Company's office as indicated below, setting forth the Conversion Amount and the name or names of the Payees' nominees, if any, in which the Payees wishes the certificate or certificates for shares of Common Stock to be issued.

            (c) ISSUANCE OF COMMON STOCK UPON CONVERSION. Within a reasonable time, not exceeding twenty (20) days after the Conversion Date, the Company shall deliver or cause to be delivered to or upon the written order of the Payees certificates representing the number of fully paid and nonassessable shares of Common Stock of the Company into which the Conversion Amount may be converted in accordance with the provisions of this paragraph 3. Within a reasonable time, not exceeding ten (10) days after receipt by the Payees or their

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 designee(s) of the certificates (and payment of any amounts hereunder not included in the Conversion Amount), the Payees shall surrender this Note to the Maker for cancellation. Subject to the following provisions of this paragraph 3, such conversion shall be deemed to have occurred on the Conversion Date, so that the Payees' or its designee(s) shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time.

            (d) TAXES ON CONVERSION. The issuance of certificates for shares of Common Stock upon the conversion of the Conversion Amount shall be made without charge by the Company to the Payees for any tax in respect of the issuance of such certificates and such certificates shall be issued in the name of, or in such names as may be directed by, the Payees; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of any such certificate in a name other than that of the Payees, and the Company shall not be required to issue or deliver such certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            (e) ADJUSTMENT OF CONVERSION PRICE.

                (i) STOCK DIVIDENDS, DISTRIBUTIONS OR SUBDIVISIONS. In the event the Company shall, at any time and from time to time, issue additional shares of Common Stock (or securities convertible into Common Stock) in a stock dividend, stock distribution or subdivision paid with respect to Common Stock, or declare any dividend or other distribution payable with additional shares of Common Stock (or securities convertible into Common Stock) with respect to Common Stock or effect a split or subdivision of the outstanding shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, or the earlier declaration thereof, be proportionately decreased.

                (ii) COMBINATIONS OR CONSOLIDATIONS. In the event the outstanding shares of Common Stock shall, at any time and from time to time, be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

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                (f) NO IMPAIRMENT. The Company will not, by amendment of its
Certificate of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary actin, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights hereunder against impairment.

                (g) COMMON STOCK RESERVED. The Company shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the full conversion of the principal balance of and unpaid accrued interest on this Note.

             4. EVENTS OF DEFAULT.

                The following are Events of Default hereunder:

                (a) Any failure by the Maker to pay when due all or any principal or interest hereunder or under any other promissory note issued by the Maker to the Payees or any of its affiliates; or

                (b) If the Maker (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within thirty
(30) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within thirty (30) days thereafter, or (viii) takes any action in furtherance of any of the foregoing; or

                (c) Any termination of that certain Employment Agreement of even date herewith by and between Smart Choice Holdings, Inc. and the Payees (other than a voluntary termination by the Payees which is not permitted pursuant to the provisions of such Employment Agreement), or any assignment of the Employee to full-time work for the Maker in accordance with paragraph 1(c) of such Employment Agreement; or

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                (d) Any liquidation, dissolution or winding up of the Maker or its business.

             5. REMEDIES ON DEFAULT.

                If any Event of Default shall occur and be continuing, the holder hereof shall, in addition to any and all other available rights and remedies, have the right, at its option (except for an Event of Default under paragraph 4(b) above, the occurrence of which shall automatically effect acceleration hereunder), (a) to declare the entire unpaid principal balance of this Note, together with all accrued interest hereunder, to be immediately due and payable, and (b) to pursue any and all available remedies for the collection of such principal and interest.

             6. CERTAIN WAIVERS.

                Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing. All amounts payable under this Note shall be payable without relief under any applicable valuation and appraisement laws. The Maker hereby expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker. The Maker hereby further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws.

             7. WAIVERS AND AMENDMENTS.

                Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

             8. CUMULATIVE REMEDIES.

                No right or remedy conferred upon the Payees under this Note is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection herewith, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and/or now or hereafter existing at law or in equity or otherwise.

             9. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

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                This Note shall be deemed to be a contract made under the laws of the State of Florida and shall be governed by, and construed in accordance with, the laws of the State of Florida. The Maker hereby irrevocably consents to the jurisdiction of all courts (state and federal) sitting in the State of Florida in connection with any claim, action or proceeding relating to or for the collection or enforcement of this Note, and hereby waives any defense of FORUM NON CONVENIENS or other such claim or defense in respect of the lodging of any such claim, action or proceeding in any such court.

            10. COLLECTION COSTS.

                In the event that the Payees shall, after the occurrence of an Event of Default, turn this Note over to an attorney for collection, the Maker shall further be liable for and shall pay to the Payees all collection costs and expenses incurred by the Payees, including reasonable attorneys' fees and expenses; and the Payees may take judgment for all such amounts in addition to all other sums due hereunder.

                                     FIRST CHOICE AUTO FINANCE, INC.

                                     By: ___________________________
                                     As its: _______________________

                The undersigned, currently being the "Company" named in paragraph 3 above, hereby confirms its agreement to perform and comply with the obligations of the Company under such paragraph 3, and following the business combination of the undersigned with Eckler Industries, Inc., to cause Eckler Industries, Inc. to assume, perform and comply with the obligations of the Company pursuant to such paragraph 3.

                                     SMART CHOICE HOLDINGS, INC.

                                     By: ___________________________
                                     As its: _______________________

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